        FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1999

                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.       )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement              Commission Only (as permitted by
[X]  Definitive Additional Materials         Rule 14a-6(e)(2))
                                        [ ]  Soliciting Material Pursuant to
                                             Rule 14a-11(c) or Rule 14a-12

                         Robertson Stephens Investment Trust
                         -----------------------------------
                   (Name of Registrant as Specified in its Charter)

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       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required
[ ]  Fee computed on a table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                                                               February 16, 1999

Dear Shareholder:

     You should have received proxy materials recently for a meeting of shareholders of Robertson Stephens Investment Trust to be held on Friday, February 26, 1999, at 8:30 a.m., San Francisco time, at 555 California Street, A.P. Giannini Auditorium, San Francisco, California. (If you invested in a Fund for the first time in the past few weeks, you may not be eligible to vote at the meeting and so did not receive proxy materials.) At the meeting, shareholders will be asked to approve new investment advisory and sub-advisory agreements for the Funds.

     YOUR VOTE IS CRITICAL. We realize that it is not possible to have every shareholder attend the meeting. PLEASE READ THE PROXY MATERIALS THOROUGHLY, THEN SIGN AND RETURN THE PROXY CARD(s) SENT TO YOU EARLIER IN THE ENVELOPE PROVIDED SO THAT YOU MAY BE REPRESENTED AT THE MEETING. If you need additional proxy materials, or if you would like to vote by telephone, please call (800) 714-3305.




Very truly yours,


G. Randy Hecht
President
Robertson Stephens Funds

                         ROBERTSON STEPHENS INVESTMENT TRUST

                         REGISTERED ANSWERING MACHINE MESSAGE

Hello, this is ___________________, calling from DF King & Co, on behalf of Robertson Stephens . You should have received materials in the mail concerning a Shareholders Meeting on February 26, 1999. At your earliest convenience, please sign, date, and return the proxy in the envelope provided. If you have not received these materials, have any questions, or would like to vote your shares by telephone, please call DF King at 1-800-714-3305. If you have already mailed back the proxy card, please disregard this message and accept our thanks.

                        ROBERTSON STEPHENS INVESTMENT TRUST
                          FIRST ROUND VERBAL VOTING SCRIPT

INTRODUCTION

Hello, my name is __________. I'm calling from DF King on behalf of Robertson Stephens Investment Trust. May I please speak to __________?

ADDRESS SHAREHOLDER NEEDS

Trustees of Robertson Stephens mailed you several proposals that require your attention. I'm calling to find out if you received these materials. Do you have a moment?

Have you received the proxy materials in the mail?


Are you familiar with the proposals?  Do you have any questions?


If it's convenient, I can record your vote over the telephone right now.  Okay?


Here's how we'll proceed. We'll be recording this phone call. I'll ask you for your name, confirmation of receipt of the materials, your address, and the last 4 digits of your social security number. We'll then take your vote. Within 72 hours, we'll mail you a letter confirming your vote. Are you ready?

BEGIN THE VOTE

At this time, I'll begin recording the call.  First, I'll reintroduce myself.
My name is __________, calling from DF King & Co on behalf of Robertson Stephens Investment Trust. Today's date is __________ and the time is __________.

May I please have  your name?

Have you received the proxy materials?

May I please have your address?

And finally the last 4 digits of your social security number?

ACTUAL VOTING

Your Board of Trustees has made a series of proposals which they have studied carefully. They recommend that you vote in favor of all of them. Would you like to vote in favor of all the proposals as recommended by your Board?

CLOSING

I have recorded your votes.  You have voted __________.  Is that correct?

In the next 72 hours, we'll mail you a letter confirming your votes. If you wish to change your vote for any reason, please call us at the number listed in the letter. Thank you for your time.


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